Exhibit 10.15

Banking Service Direct Sales Cooperation Agreement

Between

China Minsheng Bank Corp

and

Shuhai Information Technology Co.,Ltd

Party A: China Minsheng Bank Co., Ltd Tianjin Branch

Address: No.43, Jianshe Rd, Heping District, Tianjin City

Legal person: Wenze Kang

Zip code: 300040

Contact phone number: 022-59982253

Party B: Shuhai Information Technology Co.,Ltd

Address: Changning Building, No.1 of Xinghuo Rd, Fengtai District, Beijing City, China

Legal person: Zhixin Liu

Zip code: 100071

Contact phone number: 18600849987

To give full play to their respective advantages and further cooperate in the area of Internet finance, both Parties agree to, based on principles of mutual benefit and common development and foundations of Voluntary equality and integrity, enter into the Banking Service Direct Sales Cooperation Agreement (hereinafter refereed to as the “Agreement” ) and strictly obey the provisions of this Agreement.

I. Cooperation content

1. Party A shall provide Party B's clients( the natural person who take part in Party A's financial activities via Party B's platform, the same below) electronic account opening service and financial products.

2. Party B shall set up special entrance on its self-owned on-line platform or customer terminal and use page-bumping technology to bump to Party A's H5 page where Party B's clients are allowed to open electronic account and purchase financial products. Note: Exact financial products are depended on Party A.

3. The displaying contents on Party B's special online page shall be decided by Party A and approved by Party B.

4. Party B's clients who link their account to Party A and finish wiring to their electronic account voluntarily shall have the right to enjoy Party A's financial services.

II. Fees and Payment

1. Party B shall charge Party A certain service fee based on the keeping volume (means the purchasing volume of Party A's financial products from Party B's clients), and daily charge is calculated on the basis of the former day's keeping volume.

2. Charging mode

i. “Ruyibao” series products: T days service fee =fee rate (annual rate: ) * (T-1) days' keeping volume * (T-1) days' product net value / full days in a year (Note: based on calender) .

ii. “Dinghuobao” series products: T days service fee =fee rate (annual rate: ) * (T-1) days' keeping volume * (T-1) days' product net value / full days in a year (Note: based on calender) .

iii: For non-trading day, the daily service fee shall be calculated based on the latest keeping volume multiplying the latest product net value.

iv. Keeping volume shall be subject to the data of Party A's system and shall be settled by both Parties.

III. Settlement

i. Service fee is calculated on a daily basis, and charged on a monthly basis. It is prevailed on Party A's data system. Party B shall provide value-added invoice to Party A while Party A shall wire to Party B's assigned account within 30 business days after receiving the invoice.

Deposit Bank: China Merchants Bank Co., Ltd Beijing Fengtai Brabch

Account Name: Shuhai Information Technology Co., Ltd

Account Number: 110915142610601

Any change of the forgoing account information shall be informed by written form to Party A in advance. Any damages or loss caused by untimely informing shall be bared by Party B, and it shall not be deemed as a default by Party A.

ii. Invoice information

Accompany name on the invoice:

Taxpayer ID:

Address on the invoice:

Tel:

Deposit bank:

Account number:

iii. The right invoice shall be delivered to Party A's assigned address by Party B, and shall be deemed as received after Party A's sign-off.

Receiver:

Deliver add:

Tel:

Party B shall communicate with Party A's related person before delivering the invoice. Party B shall provide Party A its taxpayer certificates if Party A required.

iv. Party A shall have the right to delay the payment and ask Party B to reprovide the invoice if the invoice fails to meet the requirements.

III. Duties and obligations

1. Party A shall open electronic accounts for Party B's clients who apply for opening and authenticate successfully by Party A.

2. Party A shall assume that the financial products they provide shall obey the related regulations and laws.The sale date, scale, period, expected rate of return shall all depend on Party A.

3. Party B shall promise to set up a special entrance for Party A to insert their page.

4. Both parties shall deal with their own consultants or complaints arising from related channels, business, Internet and system, and have the obligation to cope with these problems coordinately to some extent.

5. Party B shall strictly meet Party A's promotion requirements. Any fake promotion or misleading activities shall not be allowed to conduct. Party B shall not propagandize products that are beyond the Agreement in the name of Party A. Any loss shall be beard by Party B caused by its violation of the Agreement.

6. Party B shall promise not to conduct Pornography activities or law-against business, if do, Party B shall bear all damages and losses.

7. Party B shall claim that they are qualified to fulfil this Agreement, including but not limited to the current effective approval or license.

IV. Liability for breach of contract

After this Agreement takes effect, both parties shall give a full play to their own obligations. For any default or improper default, the breaching party shall continue to perform or take fixing measures and bear all real losses.

V. Confidentiality clause

1. Any closed technological information or commercial secrets received from any of the party shall be kept, without permission, any of the party shall not in any form disclose these to the third party, otherwise, it shall bear all losses. If needed, any forgoing information provided to the other party shall be informed in advance.

2. After the termination of the Agreement, obligations hereunder shall not be terminated. Both parties shall still to keep the commercial secrets for each other.

VI. Settlement of disputes

1. Any disagreements or disputes raised from the process of cooperation shall be dealt with through friendly coordination on principles of good faith, equality and mutual benefit. If don't , either part is allowed to file suit in the court of domicile of Party A.

2. This Agreement is subject to the Laws, regulations or rules of the People's Republic of China.

VII. Effective and others

1. Neither party shall assign its rights and obligations hereunder without the prior written consent of the other party to others.

2. This Agreement shall come into force on the date of the principal/authorized person of both parties making their signature or seal on it, and shall be valid for two years. If neither party makes any written notice of modification or termination of the contract within one month prior to the expiration of the Agreement, the validity of this contract shall be automatically extended for one year. The maximum duration of this Agreement is three years.

3. This contract has four counterparts, each party owns two with same legal power.

4. If the Agreement needs to be revised or rescinded due to changes in national laws, regulations and related policies, both parties shall make changes or supplements in accordance with the laws and regulations after consultation.

(The remainder of this page is intentionally left blank.)

Party A: / official seal here/

Authorized person: /seal of Wenze Kang/

Date: /03-15-2018/

Party B: /official seal here/

Authorized person: /Zhixin Liu/

Date: /03-15-2018/